EXHIBIT 99.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Donald B. Murray the Chief Executive Officer, of Resources Connection, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that, to the best of his knowledge:

(i)  the Report on Form 10-Q of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 8, 2002

/s/ DONALD B. MURRAY
Donald B. Murray Chief Executive Officer and President